PRESS RELEASE FOR	EAGLE BANCORP, INC.
IMMEDIATE RELEASE	CONTACT:
David G. Danielson
January 24, 2024	240.552.9534
EAGLE BANCORP, INC. ANNOUNCES NET INCOME FOR
FOURTH QUARTER 2023 OF $20.2 MILLION OR $0.67 PER DILUTED SHARE
BETHESDA, MD, Eagle Bancorp, Inc. (the "Company") (NASDAQ: EGBN), the parent company of EagleBank (the "Bank"), today announced net income of $20.2 million for the fourth quarter 2023, compared to net income of $27.4 million for the third quarter 2023 (the "prior quarter"). Net income was $0.68 per share (basic) and $0.67 per share (diluted) for the fourth quarter 2023, compared to $0.91 per share for the prior quarter (basic and diluted).
The $7.2 million decrease in earnings from the prior quarter was attributable to a higher provision for credit losses and lower noninterest income. These reductions were partially offset by higher net interest income as interest income on loans and investments outpaced the increase in interest expense.
Susan G. Riel, President and Chief Executive Officer of the Company, commented, "EagleBank's franchise showed resiliency throughout 2023 by exhibiting continued strength with strong capital levels, strong operating efficiency, and commitment to our customers through a dynamic and uncertain operating environment. The Company's 2023 performance reflected a normalization of asset quality metrics and elevated funding costs from higher interest rates. The team's efforts positively impacted our momentum in the face of these challenges. Deposits ended higher than the comparable year-ago period for the first time in six quarters, and net interest income increased quarter over quarter for the first time in four quarters."
"The EagleBank team is committed to continuing its efforts to grow and improve the quality of our deposit portfolio, reduce the reliance on wholesale funding, and grow our commercial lending team," Ms. Riel said. "I am confident the management team has identified strategies to be executed in 2024 to position the Company for future sustainable growth and an enhanced earnings profile. I am excited about the future and prospects of EagleBank and its ability to serve our communities and customers for years to come."
"We once again thank all of our employees for their commitment in serving the needs of our clients and communities. Additionally, we remain committed to a culture of respect, diversity and inclusion in both the workplace and the communities we serve."

Fourth Quarter 2023 Highlights
•The funding mix continued to improve as deposits at quarter-end were $8.8 billion, up $432 million, or 5.2%, from the prior quarter-end, and are now higher than a year ago before the market disruption in the first quarter of 2023. The increase in deposits was primarily from growth in noninterest bearing demand deposits reflecting a large deposit toward the end of the quarter from a third-party payment processor and money market accounts from a fourth quarter consumer deposit campaign. Average noninterest bearings deposits as a percent of average deposits declined to

22.9%, from 25.1% in the prior quarter. Additionally, brokered deposits declined to 27.0% of deposits at quarter-end, from 29.1% a quarter ago.
•The net interest margin ("NIM") was 2.45% for the fourth quarter 2023, compared to 2.43% for the prior quarter.
•The Company declared a quarterly dividend of $0.45 per share.
•At quarter-end, the common equity and tangible common equity ratios were 10.92% and 10.12%1, respectively.
•Loans at quarter-end were $8.0 billion, up $52 million, or 0.6%, from the prior quarter-end.
•Nonperforming assets as a percentage of total assets was 0.57% and the net charge-off year-to-date was 0.24% of average total loans.
•The provision for credit losses was $14.5 million for the quarter, as compared to $5.6 million the prior quarter. The allowance for credit losses as a percent of total loans was 1.08% at quarter-end; up from 1.05% a quarter ago.
•Total estimated uninsured deposits at December 31, 2023 were $2.8 billion2, or 31.4% of deposits.
Income Statement
•Net interest income was $73.0 million for the fourth quarter 2023, compared to $70.7 million for the prior quarter. The increase in net interest income from the prior quarter was primarily driven by an increase in earning assets as well as higher yields on loans and investments.
•Provision for credit losses on loans was $14.5 million for the fourth quarter 2023, compared to $5.6 million for the prior quarter. The increase in the fourth quarter 2023 provision over the prior quarter was primarily driven by the partial charge-off of an office loan that moved to nonperforming and by the sale of a CRE multi-family construction loan. In addition, there was an increase in qualitative reserve that was offset by a reduction in the quantitative reserve. The increase in the qualitative reserve was related to changes in the nature and volume of the portfolio, changes in delinquencies and loss experience, and changes in loan ratings. The reduction in the quantitative reserves was based on a decline in individually evaluated loans.
•Noninterest income was $2.9 million for the fourth quarter 2023, as compared to $6.3 million for the prior quarter. The primary driver for the decrease in the fourth quarter 2023 from the prior quarter were market value adjustments on our derivative book due to lower interest rates.
•Noninterest expense was $37.1 million for the fourth quarter 2023, as compared to $37.6 million for the prior quarter. Noninterest expense was down $535 thousand from the prior quarter, primarily due to lower overall expenses offset by higher FDIC fees, which were up $1.1 million from the prior quarter on higher assessment fees.

Loans, Total Assets and Funding
•Total loans (excluding loans held for sale) were $8.0 billion at December 31, 2023, up 0.7% from a quarter ago. The increase in total loans from the prior quarter-end was driven by growth in C&I loans and construction loans for commercial and residential properties as period-end balances for commercial real estate loans were down.
1 A reconciliation between this non-GAAP financial measure and the nearest GAAP measure is provided in the tables that accompany this document.
2 Estimated amount of uninsured deposits to be reported on line RCON5597 of schedule RC-O in the Bank's December 31, 2023 Call Report.

At December 31, 2023, income-producing commercial real estate loans secured by office properties other than owner-occupied properties ("CRE office loans") were 11.9% of the total loan portfolio. Our CRE office loans are primarily located in the Washington, D.C. market; with 24.5% in the District of Columbia, 35.4% in Washington's Maryland suburbs, 32.7% in Northern Virginia, and 7.4% located outside these markets.
•Total deposits were $8.8 billion at December 31, 2023, up 5.2% from a quarter ago. The increase from the prior quarter-end was primarily attributable to an increase in noninterest bearing demand and money market accounts as time deposits declined. Brokered deposits were 27.0% of deposits at quarter-end, down from 29.1% a quarter ago. The decrease in brokered funds as a percent of deposits was from both the increase in total deposits and a decline in brokered demand deposits. The increase in deposits lowered the loan-to-deposit ratio to 90% at December 31, 2023, down from 95% a quarter ago.
•Borrowings were $1.4 billion at December 31, 2023, unchanged from a quarter ago. As of December 31, 2023, the Company had aggregate available borrowing capacity of $2.1 billion, which includes $1.9 billion in additional aggregate capacity to borrow with the Federal Home Loan Bank and Bank Term Funding Program on assets that have been pledged and unencumbered securities totaling approximately $244 million available for pledging to the Federal Home Loan Bank or Bank Term Funding Program.
Asset Quality
•Allowance for credit losses was 1.08% of total loans at December 31, 2023, compared to 1.05% a quarter ago. See commentary above in section "Provision for Credit Losses on Loans."
Net charge-off was $11.9 million for the quarter, which as a percent of average loans (excluding loans held for sale)3 was 0.60% for the fourth quarter 2023, compared to 0.02% a quarter ago. Charge-offs for the fourth quarter 2023 were primarily from the partial charge-off of the office loan and a charge-off related to a write-down of a CRE multi-family construction loan that was sold.
•Nonperforming loans and assets were $65.5 million and $66.6 million, respectively, at December 31, 2023.
◦Nonperforming loans ("NPLs") as a percent of loans were 0.82% at December 31, 2023, compared to 0.89% a quarter ago. The decrease from a quarter ago was primarily from the the sale of the CRE multi-family construction loan offset by the addition of the office loan.
◦Nonperforming assets ("NPAs") as a percent of assets were 0.57% at December 31, 2023, compared to 0.64% a quarter ago. The decrease in NPAs from the prior quarter are related to the two loans mentioned above. At quarter end, other real estate owned consisted of two properties with an aggregate value of $1.1 million.
◦Loans 30-89 days late were $20.7 million at December 31, 2023, down from $46.4 million a quarter ago. The decrease from the prior quarter was primarily from the two properties that were added last quarter migrating to nonperforming.

3 Net charge-offs as a percent of average loans (excluding loans held for sale) are shown on an annualized basis.

Capital
•Total shareholders’ equity was $1.3 billion at December 31, 2023, up 4.8% from a quarter ago. The increase in shareholders' equity of $58.4 million from the prior quarter-end was primarily from higher valuations of AFS securities and retained earnings.
•Book value per share was $42.58, up $1.94 from a quarter ago.
•Tangible book value per share4 was $39.08, up $1.96 from a quarter ago.

Additional financial information: The financial information that follows provides more detail on the Company’s financial performance for the three months ended December 31, 2023 as compared to the three months ended September 30, 2023 and December 31, 2022, as well as eight quarters of trend data. Persons wishing additional information should refer to the Company’s Annual Report on Form 10-K for the year ended December 31, 2022, and other reports filed with the SEC.
About Eagle Bancorp: The Company is the holding company for EagleBank, which commenced operations in 1998. The Bank is headquartered in Bethesda, Maryland, and operates through thirteen banking offices and four lending offices, located in Suburban Maryland, Washington, D.C. and Northern Virginia. The Company focuses on building relationships with businesses, professionals and individuals in its marketplace, and is committed to a culture of respect, diversity, equity and inclusion in both its workplace and the communities in which it operates.

Conference call: Eagle Bancorp will host a conference call to discuss its fourth quarter 2023 financial results on Thursday, January 25, 2024 at 10:00 a.m. eastern time.
The listen-only webcast can be accessed at:
•https://edge.media-server.com/mmc/p/4hh5z8e9
•For analysts who wish to participate in the conference call, please register at the following URL:
•https://register.vevent.com/register/BI893787e0a29c4aa283a1a1c1b90db360
•A replay of the conference call will be available on the Company’s website through February 8, 2024: https://www.eaglebankcorp.com/

Forward-looking statements: This press release contains forward-looking statements within the meaning of the Securities Exchange Act of 1934, as amended, including statements of goals, intentions, and expectations as to future trends, plans, events or results of Company operations and policies and regarding general economic conditions. In some cases, forward-looking statements can be identified by use of words such as "may," "will," "can," "anticipates," "believes," "expects," "plans," "estimates," "potential," "continue," "should," "could," "strive," "feel" and similar words or phrases. These statements are based upon current and anticipated economic conditions, nationally and in the Company’s market (including volatility in interest rates and interest rate policy; the current high inflationary environment; competitive factors) and other conditions (such as the impact of bank failures or adverse developments at other banks and related negative press about the banking industry in general on investor and depositor sentiment regarding the stability and liquidity of banks), which by their nature are not susceptible to accurate forecast and are subject to significant uncertainty. Because of these uncertainties and the assumptions on which this discussion and the forward-looking statements are based, actual future operations and results in the future may differ materially from those indicated herein. For details on factors that could affect these expectations, see the risk factors and other cautionary language included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2022 and in other periodic and current reports filed with the SEC. Readers are cautioned against placing undue reliance on any such forward-looking statements. The Company’s past results are not necessarily indicative of future performance, and nothing contained
4 A reconciliation of non-GAAP financial measures to the nearest GAAP measure is provided in the tables that accompany this document.

herein is meant to or should be considered and treated as earnings guidance of future quarters’ performance projections. Information regarding the Company’s uninsured deposits consists of preliminary estimates, which are forward-looking statements and subject to change, possibly materially, as the Bank completes its fourth quarter 2023 Call Report. All information is as of the date of this press release. Any forward-looking statements made by or on behalf of the Company speak only as to the date they are made. Except to the extent required by applicable law or regulation, the Company undertakes no obligation to revise or update publicly any forward-looking statement for any reason.

Eagle Bancorp, Inc.
Consolidated Statements of Income (Unaudited)
(Dollars in thousands, except per share data)
	Three Months Ended
	December 31,	September 30,	December 31,
	2023	2023	2022
Interest Income
Interest and fees on loans	$135,964	$132,273	$109,251
Interest and dividends on investment securities	13,142	13,732	13,591
Interest on balances with other banks and short-term investments	18,230	15,067	5,696
Interest on federal funds sold	85	77	592
Total interest income	167,421	161,149	129,130

Interest Expense
Interest on deposits	78,239	70,929	39,239
Interest on customer repurchase agreements	272	311	266
Interest on borrowings	15,918	19,190	4,025
Total interest expense	94,429	90,430	43,530
Net Interest Income	72,992	70,719	85,600
Provision for Credit Losses	14,490	5,644	(464)
(Reversal of) Provision for Credit Losses for Unfunded Commitments	(594)	(839)	161
Net Interest Income After (Reversal of) Provision For Credit Losses	59,096	65,914	85,903

Noninterest Income
Service charges on deposits	1,688	1,631	1,429
Gain (Loss) on sale of loans	23	(5)	534
Net gain on sale of investment securities	3	5	3
Increase in cash surrender value of bank-owned life insurance	687	669	658
Other income	493	4,047	2,705
Total noninterest income	2,894	6,347	5,329

Noninterest Expense
Salaries and employee benefits	18,416	21,549	23,691
Premises and equipment expenses	2,967	3,095	3,292
Marketing and advertising	1,071	768	1,290
Data processing	3,436	3,194	3,117
Legal, accounting and professional fees	2,722	2,162	2,553
FDIC insurance	4,444	3,342	1,718
Other expenses	4,042	3,523	3,257
Total noninterest expense	37,098	37,633	38,918
Income Before Income Tax Expense	24,892	34,628	52,314
Income Tax Expense	4,667	7,245	10,121
Net Income	$20,225	$27,383	$42,193

Earnings Per Common Share
Basic	$0.68	$0.91	$1.32
Diluted	$0.67	$0.91	$1.32

Eagle Bancorp, Inc.
Consolidated Balance Sheets (Unaudited)
(Dollars in thousands, except per share data)
	December 31,	September 30,	December 31,
Assets	2023	2023	2022
Cash and due from banks	$9,047	$8,625	$12,655
Federal funds sold	3,740	13,611	33,927
Interest-bearing deposits with banks and other short-term investments	709,897	235,819	265,272
Investment securities available-for-sale at fair value (amortized cost of $1,668,316, $1,700,233, and $1,803,898, net of allowance for credit losses of $17, $17 and $17 as of December 31, 2023, September 30, 2023 and December 31, 2022, respectively)	1,506,388	1,474,945	1,598,666
Investment securities held-to-maturity at amortized cost, net of allowance for credit losses of $1,956, $2,010 and $766 (fair value of $901,582, $872,710 and $968,707, as of December 31, 2023, September 30, 2023 and December 31, 2022, respectively)	1,015,737	1,032,485	1,093,374
Federal Reserve and Federal Home Loan Bank stock	25,748	25,689	65,067
Loans held for sale	—	—	6,734
Loans	7,968,695	7,916,391	7,635,632
Less allowance for credit losses	(85,940)	(83,332)	(74,444)
Loans, net	7,882,755	7,833,059	7,561,188
Premises and equipment, net	10,189	11,216	13,475
Operating lease right-of-use assets	19,129	20,151	24,544
Deferred income taxes	86,620	98,987	96,567
Bank-owned life insurance	112,921	112,234	110,998
Goodwill and intangible assets, net	104,925	105,239	104,233
Other real estate owned	1,108	1,487	1,962
Other assets	176,334	190,667	162,192
Total assets	$11,664,538	$11,164,214	$11,150,854
Liabilities and Shareholders' Equity
Deposits:
Noninterest bearing demand	$2,279,081	$2,072,665	$3,150,751
Interest bearing transaction	997,448	932,779	1,138,235
Savings and money market	3,314,043	3,129,773	3,640,697
Time deposits	2,217,467	2,241,089	783,499
Total deposits	8,808,039	8,376,306	8,713,182
Customer repurchase agreements	30,587	25,689	35,100
Borrowings	1,369,918	1,369,888	1,044,795
Operating lease liabilities	23,238	24,422	29,267
Reserve for unfunded commitments	5,590	6,183	5,857
Other liabilities	152,883	145,842	94,332
Total liabilities	10,390,255	9,948,330	9,922,533
Shareholders' Equity
Common stock, par value $.01 per share; shares authorized 100,000,000, shares issued and outstanding 29,925,612, 29,917,982, and 31,346,903 respectively	296	296	310
Additional paid in capital	374,888	372,394	412,303
Retained earnings	1,061,456	1,054,699	1,015,215
Accumulated other comprehensive loss	(162,357)	(211,505)	(199,507)
Total Shareholders' Equity	1,274,283	1,215,884	1,228,321
Total Liabilities and Shareholders' Equity	$11,664,538	$11,164,214	$11,150,854

Loan Mix and Asset Quality
(Dollars in thousands)

	December 31,		September 30,		December 31,
	2023		2023		2022
	Amount	%	Amount	%	Amount	%
Loan Balances - Period End:
Commercial and Industrial	$1,473,766	18%	$1,418,760	18%	$1,487,349	19%
PPP loans	528	—%	588	—%	3,256	—%
Commercial real estate - income producing	4,094,614	51%	4,147,301	52%	3,919,941	51%
Commercial real estate - owner occupied	1,172,239	15%	1,182,959	15%	1,110,325	15%
1-4 Family mortgage	73,396	1%	76,511	1%	73,001	1%
Construction - commercial and residential	969,766	12%	904,282	11%	877,755	12%
Construction - C&I (owner occupied)	132,021	2%	129,616	2%	110,479	1%
Home equity	51,964	1%	53,917	1%	51,782	1%
Other consumer	401	—%	2,457	—%	1,744	—%
Total loans	$7,968,695	100%	$7,916,391	100%	$7,635,632	100%

	Three Months Ended or As Of
	December 31,	September 30,	December 31,
	2023	2023	2022
Asset Quality:
Net charge-off	$11,936	$340	$896
Nonperforming loans	$65,524	$70,158	$6,468
Other real estate owned	$1,108	$1,487	$1,962
Nonperforming assets	$66,632	$71,645	$8,430
Special mention	$204,971	$158,182	$113,578
Substandard	$335,325	$219,001	$88,666

Eagle Bancorp, Inc.
Consolidated Average Balances, Interest Yields And Rates vs. Prior Quarter (Unaudited)
(Dollars in thousands)

	Three Months Ended
	December 31, 2023			September 30, 2023
	Average Balance	Interest	Average Yield/Rate	Average Balance	Interest	Average Yield/Rate
ASSETS
Interest earning assets:
Interest bearing deposits with other banks and other short-term investments	$1,340,972	$18,230	5.39%	$1,127,451	$15,067	5.30%
Loans (1) (2)	7,963,074	135,964	6.77%	7,795,144	132,273	6.73%
Investment securities available-for-sale (2)	1,498,132	7,611	2.02%	1,554,348	8,126	2.07%
Investment securities held-to-maturity (2)	1,027,230	5,531	2.14%	1,047,515	5,606	2.12%
Federal funds sold	8,314	85	4.06%	7,728	77	3.95%
Total interest earning assets	11,837,722	$167,421	5.61%	11,532,186	$161,149	5.54%
Total noninterest earning assets	530,364			489,683
Less: allowance for credit losses	84,783			78,964
Total noninterest earning assets	445,581			410,719
TOTAL ASSETS	$12,283,303			$11,942,905

LIABILITIES AND SHAREHOLDERS' EQUITY
Interest bearing liabilities:
Interest bearing transaction	$1,843,617	$16,607	3.57%	$1,421,522	$12,785	3.57%
Savings and money market	3,297,581	35,384	4.26%	3,113,755	32,855	4.19%
Time deposits	2,164,038	26,248	4.81%	2,162,582	25,289	4.64%
Total interest bearing deposits	7,305,236	78,239	4.25%	6,697,859	70,929	4.20%
Customer repurchase agreements	31,290	272	3.45%	36,082	311	3.42%
Borrowings	1,370,627	15,918	4.61%	1,610,097	19,190	4.73%
Total interest bearing liabilities	8,707,153	$94,429	4.30%	8,344,038	$90,430	4.30%
Noninterest bearing liabilities:
Noninterest bearing demand	2,166,133			2,248,782
Other liabilities	171,254			114,923
Total noninterest bearing liabilities	2,337,387			2,363,705
Shareholders’ equity	1,238,763			1,235,162
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$12,283,303			$11,942,905
Net interest income		$72,992			$70,719
Net interest spread			1.31%			1.24%
Net interest margin			2.45%			2.43%
Cost of funds			3.45%			3.39%
(1) Loans placed on nonaccrual status are included in average balances. Net loan fees and late charges included in interest income on loans totaled $4.7 million and $4.1 million for the three months ended December 31, 2023 and September 30, 2023, respectively.
(2) Interest and fees on loans and investments exclude tax equivalent adjustments.

Eagle Bancorp, Inc.
Consolidated Average Balances, Interest Yields And Rates vs. Year Ago Quarter (Unaudited)
(Dollars in thousands)

	Three Months Ended December 31,
	2023			2022
	Average Balance	Interest	Average Yield/Rate	Average Balance	Interest	Average Yield/Rate
ASSETS
Interest earning assets:
Interest bearing deposits with other banks and other short-term investments	$1,340,972	$18,230	5.39%	$600,653	$5,696	3.76%
Loans held for sale (1)	—	—	—%	6,868	102	5.89%
Loans (1) (2)	7,963,074	135,964	6.77%	7,379,198	109,149	5.87%
Investment securities available-for-sale (2)	1,498,132	7,611	2.02%	1,658,228	7,753	1.85%
Investment securities held-to-maturity (2)	1,027,230	5,531	2.14%	1,105,209	5,838	2.10%
Federal funds sold	8,314	85	4.06%	79,547	592	2.95%
Total interest earning assets	11,837,722	$167,421	5.61%	10,829,703	$129,130	4.73%
Total noninterest earning assets	530,364			501,977
Less: allowance for credit losses	84,783			75,724
Total noninterest earning assets	445,581			426,253
TOTAL ASSETS	$12,283,303			$11,255,956

LIABILITIES AND SHAREHOLDERS' EQUITY
Interest bearing liabilities:
Interest bearing transaction	$1,843,617	$16,607	3.57%	$996,951	$3,877	1.54%
Savings and money market	3,297,581	35,384	4.26%	3,963,022	31,571	3.16%
Time deposits	2,164,038	26,248	4.81%	667,202	3,791	2.25%
Total interest bearing deposits	7,305,236	78,239	4.25%	5,627,175	39,239	2.77%
Customer repurchase agreements	31,290	272	3.45%	45,521	266	2.32%
Borrowings	1,370,627	15,918	4.61%	365,539	4,025	4.37%
Total interest bearing liabilities	8,707,153	$94,429	4.30%	6,038,235	$43,530	2.86%
Noninterest bearing liabilities:
Noninterest bearing demand	2,166,133			3,896,964
Other liabilities	171,254			87,052
Total noninterest bearing liabilities	2,337,387			3,984,016
Shareholders’ equity	1,238,763			1,233,705
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$12,283,303			$11,255,956
Net interest income		$72,992			$85,600
Net interest spread			1.31%			1.87%
Net interest margin			2.45%			3.14%
Cost of funds(3)			3.45%			1.74%
(1) Loans placed on nonaccrual status are included in average balances. Net loan fees and late charges included in interest income on loans totaled $4.7 million and $3.8 million for the three months ended December 31, 2023 and December 31, 2022, respectively.
(2) Interest and fees on loans and investments exclude tax equivalent adjustments.
(3) Beginning in the second quarter of 2023, the Company revised its cost of funds methodology to use a daily average calculation where interest expense on interest bearing liabilities is divided by average interest bearing liabilities and average noninterest bearing deposits. Previously, the Company calculated the cost of funds as the difference between yield on earning assets and net interest margin. Prior period has been conformed to the current presentation.

Eagle Bancorp, Inc.
Statements of Income and Highlights Quarterly Trends (Unaudited)
(Dollars in thousands, except per share data)

	Three Months Ended
	December 31,	September 30,	June 30,	March 31,	December 31,	September 30,	June 30,	March 31,
Income Statements:	2023	2023	2023	2023	2022	2022	2022	2022
Total interest income	$167,421	$161,149	$156,510	$140,247	$129,130	$111,527	$95,635	$88,321
Total interest expense	94,429	90,430	84,699	65,223	43,530	27,630	12,717	7,869
Net interest income	72,992	70,719	71,811	75,024	85,600	83,897	82,918	80,452
Provision for (reversal of) credit losses	14,490	5,644	5,238	6,164	(464)	3,022	495	(2,787)
Provision for (reversal of) unfunded commitments	(594)	(839)	318	848	161	774	553	(11)
Net interest income after provision for credit losses	59,096	65,914	66,255	68,012	85,903	80,101	81,870	83,250
Noninterest income before investment gain (loss)	2,891	6,342	8,593	3,721	5,326	5,304	5,715	7,478
Net gain (loss) on sale of investment securities	3	5	2	(21)	3	4	(151)	(25)
Total noninterest income	2,894	6,347	8,595	3,700	5,329	5,308	5,564	7,453
Salaries and employee benefits	18,416	21,549	21,957	24,174	23,691	21,538	21,805	17,019
Premises and equipment	2,967	3,095	3,227	3,317	3,292	3,275	3,523	3,128
Marketing and advertising	1,071	768	884	636	1,290	1,181	1,186	1,064
Other expenses	14,644	12,221	11,910	12,457	10,645	10,212	32,448	9,801
Total noninterest expense	37,098	37,633	37,978	40,584	38,918	36,206	58,962	31,012
Income before income tax expense	24,892	34,628	36,872	31,128	52,314	49,203	28,472	59,691
Income tax expense	4,667	7,245	8,180	6,894	10,121	11,906	12,776	13,947
Net income	$20,225	$27,383	$28,692	$24,234	$42,193	$37,297	$15,696	$45,744
Per Share Data:
Earnings per weighted average common share, basic	$0.68	$0.91	$0.94	$0.78	$1.32	$1.16	$0.49	$1.43
Earnings per weighted average common share, diluted	$0.67	$0.91	$0.94	$0.78	$1.32	$1.16	$0.49	$1.42
Weighted average common shares outstanding, basic	29,925,557	29,910,218	30,454,766	31,109,267	31,819,631	32,084,464	32,080,657	32,033,280
Weighted average common shares outstanding, diluted	29,966,962	29,944,692	30,505,468	31,180,346	31,898,619	32,155,678	32,142,427	32,110,099
Actual shares outstanding at period end	29,925,612	29,917,982	29,912,082	31,111,647	31,346,903	32,082,321	32,081,241	32,079,474
Book value per common share at period end	$42.58	$40.64	$40.78	$39.92	$39.18	$38.02	$39.05	$39.89
Tangible book value per common share at period end (1)	$39.08	$37.12	$37.29	$36.57	$35.86	$34.77	$35.80	$36.64
Dividend per common share	$0.45	$0.45	$0.45	$0.45	$0.45	$0.45	$0.45	$0.40
Performance Ratios (annualized):
Return on average assets	0.65%	0.91%	0.96%	0.86%	1.49%	1.29%	0.54%	1.46%
Return on average common equity	6.48%	8.80%	9.24%	7.92%	13.57%	11.64%	4.91%	13.83%
Return on average tangible common equity(1)	7.08%	9.61%	10.08%	8.65%	14.82%	12.67%	5.35%	14.99%
Net interest margin	2.45%	2.43%	2.49%	2.77%	3.14%	3.02%	2.94%	2.65%
Efficiency ratio (2)	48.9%	48.8%	47.2%	51.6%	42.8%	40.6%	66.6%	35.3%
Other Ratios:
Allowance for credit losses to total loans (3)	1.08%	1.05%	1.00%	1.01%	0.97%	1.04%	1.02%	1.01%
Allowance for credit losses to total nonperforming loans	131%	118%	268%	1,160%	1,151%	997%	386%	301%
Nonperforming loans to total loans (3)	0.82%	0.89%	0.37%	0.09%	0.08%	0.10%	0.26%	0.33%
Nonperforming assets to total assets	0.57%	0.64%	0.28%	0.08%	0.08%	0.09%	0.19%	0.23%
Net charge-off (recovery)(annualized) to average total loans (3)	0.60%	0.02%	0.29%	0.05%	0.05%	—%	(0.04)%	0.03%
Tier 1 capital (to average assets)	10.73%	10.96%	10.84%	11.42%	11.63%	11.55%	10.68%	9.82%
Total capital (to risk weighted assets)	14.79%	14.54%	14.51%	14.74%	14.94%	15.60%	15.14%	15.21%
Common equity tier 1 capital (to risk weighted assets)	13.90%	13.68%	13.55%	13.75%	14.03%	14.64%	14.06%	14.12%
Tangible common equity ratio (1)	10.12%	10.04%	10.21%	10.36%	10.18%	10.52%	10.60%	10.57%
Average Balances (in thousands):
Total assets	$12,283,303	$11,942,905	$11,960,111	$11,426,056	$11,255,956	$11,431,110	$11,701,679	$12,701,152
Total earning assets	$11,837,722	$11,532,186	$11,546,050	$11,004,817	$10,829,703	$11,030,670	$11,300,267	$12,326,473
Total loans(3)	$7,963,074	$7,795,144	$7,790,555	$7,712,023	$7,379,198	$7,282,589	$7,104,727	$7,053,701
Total deposits	$9,471,369	$8,946,641	$8,514,938	$8,734,125	$9,524,139	$9,907,497	$10,184,886	$10,874,976
Total borrowings	$1,401,917	$1,646,179	$2,102,507	$1,359,463	$411,060	$158,001	$152,583	$371,987
Total shareholders’ equity	$1,238,763	$1,235,162	$1,245,647	$1,240,978	$1,233,705	$1,271,753	$1,281,742	$1,341,785
(1) A reconciliation of non-GAAP financial measures to the nearest GAAP measure is provided in the tables that accompany this document.
(2) Computed by dividing noninterest expense by the sum of net interest income and noninterest income.
(3) Excludes loans held for sale.

GAAP Reconciliation (unaudited)
(dollars in thousands, except per share data)

	December 31,	September 30,	December 31,
	2023	2023	2022
Tangible common equity
Common shareholders' equity	$1,274,283	$1,215,884	$1,228,321
Less: Intangible assets	(104,925)	(105,239)	(104,233)
Tangible common equity	$1,169,358	$1,110,645	$1,124,088

Reverse: AOCI loss	162,357	211,505	199,507
Tangible common equity, excluding AOCI	$1,331,715	$1,322,150	$1,323,595

Tangible common equity ratio
Total assets	$11,664,538	$11,164,214	$11,150,854
Less: Intangible assets	(104,925)	(105,239)	(104,233)
Tangible assets	$11,559,613	$11,058,975	$11,046,621

Tangible common equity ratio	10.12%	10.04%	10.18%

Per share calculations
Book value per common share	$42.58	$40.64	$39.18
Less: Intangible book value per common share	(3.50)	(3.52)	(3.32)
Tangible book value per common share	$39.08	$37.12	$35.86

Book value per common share	$42.58	$40.64	$39.18
Reverse: AOCI loss	5.42	7.07	6.36
Adjusted book value excluding AOCI per common share	$48.00	$47.71	$45.54

Tangible book value per common share	$39.08	$37.12	$35.86
Reverse: Loss on AOCI	5.42	7.07	6.36
Adjusted tangible book value excluding AOCI per common share	$44.50	$44.19	$42.22

Shares outstanding period end	29,925,612	29,917,982	31,346,903

GAAP Reconciliation (unaudited)
(dollars in thousands)

	Three Months Ended
	December 31,	September 30,	December 31,
	2023	2023	2022
Average tangible common equity
Average common shareholders' equity	$1,238,763	$1,235,162	$1,233,705
Less: Average intangible assets	(105,032)	(104,639)	(104,238)
Average tangible common equity	$1,133,731	$1,130,523	$1,129,467

Return on Average Tangible Common Equity
Net income	$20,225	$27,383	$42,193
Return on Average Tangible Common Equity	7.08%	9.61%	14.82%

Efficiency ratio
Net interest income	$72,992	$70,719	$85,600
Noninterest income	2,894	6,347	5,329
Operating revenue	$75,886	$77,066	$90,929
Noninterest expense	$37,098	$37,633	$38,918
Efficiency ratio	48.9%	48.8%	42.8%

Tangible common equity to tangible assets (the "tangible common equity ratio"), tangible book value per common share, average tangible common equity, and the return on average tangible common equity are non-GAAP financial measures derived from GAAP based amounts. The Company calculates the tangible common equity ratio by excluding the balance of intangible assets from common shareholders' equity and dividing by tangible assets. The Company calculates tangible book value per common share by dividing tangible common equity by common shares outstanding, as compared to book value per common share, which the Company calculates by dividing common shareholders' equity by common shares outstanding. The Company calculates the annualized return on average tangible common equity ratio by dividing net income available to common shareholders by average tangible common equity, which is calculated by excluding the average balance of intangible assets from the average common shareholders’ equity. The Company considers this information important to shareholders as tangible equity is a measure that is consistent with the calculation of capital for bank regulatory purposes, which excludes intangible assets from the calculation of risk based ratios, and as such is useful for investors, regulators, management and others to evaluate capital adequacy and to compare against other financial institutions. The above tables provide reconciliations of these financial measures defined by GAAP with non-GAAP financial measures.
Efficiency ratio is a non-GAAP measure calculated by dividing GAAP non-interest expense by the sum of GAAP net interest income and GAAP non-interest (loss) income. The Company believes that reporting the non-GAAP efficiency ratio more closely measures its effectiveness of controlling operational activities. The table above shows the calculation of the efficiency ratio from these GAAP measures.